Share Sale Agreement

James Matthews

AMI Australia Holdings Pty Limited

Doyle Corporate Pty Limited
Solicitors
Level 1
204-218 Botany Road
ALEXANDRIA NSW 2015
Tel: (02) 9649 5185
Fax: (02) 9640 5186

Contents

Date 2008

Parties **James Matthews** of 43 - 45 Portman Square, Portman Square House, London, W1H OHN, United Kingdom (***Purchaser***)

AMI Australia Holdings Pty Limited (ABN 56 095 238 645) of Level 1, 214-218 Botany Road, Alexandria NSW 2015, Australia (***Vendor***)

A The Company has 100 issued shares.

B The Vendor owns the Sale Shares free of any encumbrance or Third Party Interest.

C The Vendor agrees to sell and the Purchaser agrees to purchase the Sale Shares under the following terms and conditions.

Operative provisions

1 Definitions and interpretation

1.1 In this Agreement unless the context requires another meaning:

Act means the *Corporations Act (Cth).*

Business Day means a day that is not a Saturday, Sunday or a public holiday or bank holiday in Sydney, Australia.

Claim means any claim, cost, damages, debt, expense, Tax, goods and services (value added) or similar tax, any related interest, expense, fine, penalty or other charge on any Tax, goods and services (value added) or similar tax, or Liability, loss, allegation, suit, action, demand, cause of action or proceeding of any kind irrespective of:

(a) how or when it arises;

(b) whether it is actual or contingent;

(c) whether or not it is in respect of legal or other costs, damages, expenses, fees or losses;

(d) whether or not it is in respect of a breach of trust or of a fiduciary or other duty or obligation; and

(e) whether or not it arises at law or in any other way.

Company means Whygo Video Conferencing Pty Limited (ACN 105 732 492) of Level 21, Tower 2, Darling Park, 201 Sussex Street, Sydney, NSW 2000, Australia.

Completion means completion of the sale and purchase of the Sale Shares under this Agreement.

Completion Date means, unless final payment is made early in accordance with clause 3.1(c) (in which case it will be the date final payment is made), 30 June 2009, or any other date as the parties agree in writing.

Dollars and ***$*** means the lawful currency of Australia.

Government Agency means:

(a) a government, whether foreign, federal, state, territorial or local;

(b) a department, office or minister of a government acting in that capacity; or

(c) a commission, delegate, instrumentality, agency, board or other governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not.

Liabilities means all liabilities, whether actual or contingent, present or future, quantified or unquantified.

Loss means any damage, loss, claim, liability or expense.

Purchase Price means, subject to clause 3.1(c), $330,000.

Related Body Corporate has the same meaning as in the Act .

Sale Shares means 50 ordinary fully paid shares in the Company, together with all rights attaching to those shares as at Completion.

Security Interest means an interest in an asset which provides security for, or protects against default by, a person for the payment or satisfaction of a debt, obligation or liability including a mortgage, charge, bill of sale, pledge, deposit, lien, encumbrance, hypothecation, or arrangement for the retention of title.

Subsidiary has the same meaning as in the Act .

Tax means a tax, levy, charge, impost, deduction, withholding or duty of any nature (including stamp and transaction duty) at any time:

(a) imposed or levied by any Government Agency; or

(b) required to be remitted to, or collected, withheld or assessed by, any Government Agency.

Warranties means the representations, warranties and covenants made by the Vendor under clause 5.1 and ***Warranty*** means any one of them.

1.2 In this Agreement, unless the context otherwise requires:

(a) a reference:

(i) to the singular includes the plural and the other way round;

(ii) to a gender includes all genders;

(iii) to a document (including this Agreement) is a reference to that document (including any Schedules and Annexures) as amended, consolidated, supplemented, novated or replaced;

(iv) to an agreement includes any deed, agreement or legally enforceable arrangement or understanding whether written or not;

(v) to parties means the parties to this Agreement and to a party means a party to this Agreement;

(vi) to a notice means all notices, approvals, demands, requests, nominations or other communications given by one party to another under or in connection with this Agreement;

(vii) to a person (including a party) includes:

(A) an individual, company, other body corporate, association, partnership, firm, joint venture, trust or Government Agency;

(B) the person's successors, permitted assigns, substitutes, executors and administrators; and

(C) a reference to the representative member of the GST group to which the person belongs to the extent that the representative member has assumed rights, entitlements, benefits, obligations and liabilities which would remain with the person if the person were not a member of a GST group;

(viii) to a law:

(A) includes a reference to any constitutional provision, subordinate legislation, treaty, decree, convention, statute, regulation, rule, ordinance, proclamation, by-law, judgment, rule of common law or equity or rule of any applicable stock exchange; and

(B) is a reference to that law as amended, consolidated, supplemented or replaced; and

(C) is a reference to any regulation, rule, ordinance, proclamation, by-law or judgment made under that law;

(ix) to proceedings includes litigation, arbitration, and investigation;

(x) to a judgement includes an order, injunction, decree, determination or award of any court or tribunal;

(xi) to time is a reference to Sydney time;

(b) headings are for convenience only and are ignored in interpreting this Agreement;

(c) a warranty, representation, covenant or obligation given or entered into by more than one person binds them jointly and severally;

(d) if a period of time is specified and dates from, after or before, a given day or the day of an act or event, it is to be calculated exclusive of that day;

(e) if a payment or other act must (but for this clause) be made or done on a day which is not a Business Day, then it must be made or done on the next Business Day;

(f) the words ***including*** or ***includes*** mean ***including but not limited to*** or ***including without limitation***;

(g) where a word or phrase is defined, its other grammatical forms have a corresponding meaning; and

(h) this Agreement must not be construed adversely to a party solely because that party was responsible for preparing it.

Payments

1.3 Unless the context otherwise requires, where an amount is required to be paid to a party (***Receiving Party***) by another party (***Paying Party***) under this Agreement, that amount must be paid by bank cheque to the Receiving Party, or otherwise as set out in the written direction of the Receiving Party if that written direction is received by the Paying Party more than 2 Business Days before the date on which payment of the amount is due.

2 Sale Shares

Sale and purchase

2.1 The Vendor sells and the Purchaser purchases, the Sale Shares, free from all Security Interests, for the Purchase Price and on the terms of this Agreement.

All of the Sale Shares

2.2 The Purchaser shall complete the purchase of all of the Sale Shares simultaneously.

3 Payment of Purchase Price and obligations between exchange and Completion

Timing of payment

3.1 The Purchaser has requested, and the Vendor has agreed, that the Purchase Price is to be paid by the Purchaser to the Vendor in 3 tranches as follows:

(a) an initial instalment of $130,000 on the date of this Agreement;

(b) a further instalment of $100,000 on or before 15 December 2008; and

(c) the final instalment of $100,000 on or before 30 June 2009. If this final instalment is paid on or before 15 December 2008 the Vendor agrees that it will be reduced to $90,000.

3.2 The Purchaser must make payment of the relevant instalments in clauses 3.1(a) and (b) by the dates specified in clause 3.1(a) and (b). If the Purchaser fails to make a payment on or before the due date the Vendor will be entitled to interest on the outstanding instalments at the rate of 12% per annum from the date such payments were due until the date payment is actually made (payment of which will be a fundamental requirement of Completion). In addition, the Vendor may (in addition to any other rights it may have in law or in equity):

(a) serve written notice upon the Purchaser referring to such failure;

(b) if such failure is not rectified within 14 days of the service of such notice either:,;

(i) terminate this agreement by written notice served upon the Purchaser, in which event the Purchaser will be entitled absolutely to the sum of $33,000 (which the parties agree will represent a forfeited deposit), plus interest payable under this clause plus being entitled to sue the Purchaser for damages; or

(ii) seek an order for specific performance of this Deed.

(c) In case of any such default the Vendor will also be entitled to payment of all legal expenses it incurs in enforcing its rights under this Deed on a solicitor and own client basis.

3.3 If this agreement is terminated in accordance with clause 3.2(b), the Vendor may retain the monies paid by the Purchaser, in addition to the said deposit and interest, as follows:-

(a) The amount so retained shall be the amount reasonably estimated by the Vendor as the amount of the damages resulting from the Purchaser's failure to complete this agreement;

(b) Within 3 months of the expiration of the 14 days referred to in clause 3.2(b) the Vendor shall institute legal proceedings for such damages; and

(c) The Vendor shall pursue such proceedings without unreasonable delay on its part.

3.4 If the Vendor fails to comply with clauses 3.3(b) and 3.3(c), it must pay to the Purchaser all of the monies paid by the Purchaser (or deemed to be paid by the Purchaser pursuant to clause 3.6(b)), less the said deposit and the said interest.

Obligations between exchange and Completion

3.5 The Shareholders Agreement relating to the Company will continue to apply between the date of this Agreement and Completion. Without limiting the foregoing, the Purchaser must continue to provide the Vendor with monthly accounts relating to the Company and its Subsidiaries and must obtain the Vendor's consent to any material changes to the business of the Company or any Subsidiary. The Vendor acknowledges that the Company is considering appointing a US based staff member, Netherlands based staff member and **distribution partnerships with Regus,** subject to payment being received in accordance with clause 3.1(a), confirms it has no objection to these changes.

3.6 The Purchaser may use monies of the company to make the payments referred to in this agreement, subject to compliance with the relevant provisions of the Corporations Act 2001. In this regard:-

(a) the parties shall execute all documents and perform all acts reasonably necessary on their respective parts to comply with the relevant provisions of the said act, and to cause the company to make payments to the Vendor as so directed by the Purchaser; and

(b) any dividends paid by the company to the Vendor after the date of this agreement shall be deemed to be payments from the Purchaser to the Vendor pursuant to this agreement.

4 Completion

Time and place of Completion

4.1 Completion must take place at Level 1, 204-218 Botany Road, Alexandria NSW 2015 Australia on the Completion Date, or at such other place as the parties may agree.

Obligations of Purchaser on Completion

4.2 On Completion the Purchaser must pay the balance of the Purchase Price which has yet to be paid to the Vendor (including without limitation any interest payable under clause 3.2).

Obligations of Vendor on Completion

4.3 At Completion the Vendor must deliver to the Purchaser:

(a) transfers of the Sale Shares duly executed by the Vendor in favour of the Purchaser together with the share certificates for the Sale Shares; and

(b) resignations of the Vendor's nominees as directors and officers of the Company (or any Subsidiary).

Non compliance

4.4 If either party has not complied with any of the provisions of this clause 4 on the Completion Date, the other party may at its option:

(a) defer Completion for up to 14 days after the Completion Date (in which case the provisions of this clause 4.4 will apply to the deferred Completion);

(b) proceed to Completion so far as is practical without affecting its rights under this Agreement; or

(c) terminate this Agreement by notice to the non-complying party.

5 Warranties and indemnity

Warranties

5.1 The Vendor represents, warrants and covenants to and with the Purchaser that each statement contained in Annexure 1 is true, accurate and not misleading as at the date of this Agreement.

No reliance by Purchaser

5.2 The Purchaser acknowledges that, in purchasing the Sale Shares, except for the Warranties, it has not relied on any information or representations or warranties (written or oral) or any description supplied or given by the Vendor or its officers, agents, employees or advisers about the assets and liabilities of the Company or its Subsidiaries, their value or amount, or the businesses or affairs of the Company or its Subsidiaries, or otherwise.

General Limitations

5.3 The Purchaser will not be entitled to make any Claim in respect of, and acknowledges the Warranties are given subject to, all matters:

(a) disclosed in this Agreement

(b) in the public domain;

(c) which would be revealed by a search of any public records held by, or by making enquiries of, any Government Agency; or

(d) which the Purchaser is aware of. In this respect the Purchaser acknowledges and agrees that he is responsible for the day to day management and control of the

Company and its Subsidiaries and has a much better knowledge of the operations and affairs of the Company and its Subsidiaries than the Vendor.

Time limit for Claims

5.4 Any liability of the Vendor under the Warranties will cease 12 months after Completion, except for matters which have been the subject of a bona fide written claim made by the Purchaser to the Vendor before that date and about which legal proceedings are commenced with a Court of competent jurisdiction within 3 months after the end of that 12 months period. [claims are normally absolutely barred within a specified period and 12 months is fairly standard]

Minimum limit on Claims

5.5 The Vendor will not be liable to the Purchaser for any Claim unless and until the aggregate amount of all Claims exceed $10,000.00.

Maximum limit on Claims

5.6 The Vendor's maximum Liability to the Purchaser for all breaches of this Agreement (including, without limitation, liability in relation to a Warranty) is the Purchase Price.

6 Confidentiality and announcements

Provisions to remain confidential

6.1 Subject to clauses 6.2 no party may, without the prior written consent of the other parties disclose the content or effect of this Agreement.

Permitted disclosures

6.2 A party may make disclosures:

(a) to those of its employees, officers, professional or financial advisers and bankers as the party reasonably thinks necessary to give effect to this Agreement but only on a strictly confidential basis; and

(b) if required by law or the rules of an applicable stock exchange. The Purchaser acknowledges that the Vendor will be required to make announcements regarding this transaction to the Securities Exchange Commission and consents to such announcement being made.

7 Notices

Requirements

7.1 All notices must be:

(a) legible and in English;

(b) addressed to the recipient at the address or facsimile number set out below or to such other address or facsimile number as that party may notify to the other parties:

to the Vendor:

Address:	Level 1, 204-218 Botany Road, Alexandria NSW 2015, Australia
Attention:	Jack Vaisman
Facsimile no:	+61 2 9640 5246

to the Purchaser:

Address:	43 - 45 Portman Square, Portman Square House, London, W1H OHN, United Kingdom
Attention:	James Matthews
Facsimile no:	+44 207 691 7033

(c) signed by the party or where the sender is a company by an officer of that company or under the common seal of that company; and

(d) sent to the recipient by hand, prepaid post (airmail if to or from a place outside Australia) or facsimile.

Receipt

7.2 Without limiting any other means by which a party may be able to prove that a notice has been received by another party, a notice will be deemed to be duly received:

(a) if sent by hand when left at the address of the recipient;

(b) if sent by pre-paid post, 3 days (if posted within Australia to an address in Australia) or 10 days (if posted from one country to another) after the date of posting; or

(c) if sent by facsimile, on receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the whole facsimile was sent to the recipient's facsimile number;

but if a notice is served by hand, or is received by the recipient's facsimile on a day which is not a Business Day, or after 5.00 pm on a Business Day, the notice is deemed to be duly received by the recipient at 9.00 am on the first Business Day after that day.

8 General Provisions

Costs

8.1 Each party must pay its own costs in respect of this Agreement and the documents contemplated by this Agreement. The Purchaser must pay all stamp duty due on this Agreement and any transaction or document contemplated by it.

Non-merger

8.2 The warranties, other representations and covenants by the parties in this Agreement are continuing and will not merge or be extinguished on Completion.

Effect of termination

8.3 If this Agreement is terminated under clause 4.4:

(a) the parties are released from the obligation to continue to perform this Agreement except those obligations contained in clause 6 and any other obligations which by their nature survive termination; and

(b) each party retains the rights it has against any other party for any past breach of the Agreement.

Indemnities

8.4 The indemnities contained in this Agreement are:

(a) continuing, separate and independent obligations of the parties from their other obligations, and survive the termination of this Agreement; and

(b) absolute and unconditional and unaffected by anything which otherwise might have the effect of prejudicing, releasing, discharging or affecting the liability of the party giving the indemnity.

Invalid or unenforceable provisions

8.5 If a provision of this Agreement is invalid or unenforceable in a jurisdiction:

(a) it is to be read down or severed in that jurisdiction to the extent of the invalidity or unenforceability; and

(b) it does not affect the validity or enforceability of:

(i) that provision in another jurisdiction; or

(ii) the remaining provisions.

Waiver and exercise of rights

8.6 A waiver by a party of a provision or of a right under this Agreement is binding on the party granting the waiver only if it is given in writing and is signed by the party or an officer of the party granting the waiver.

8.7 A waiver is effective only in the specific instance and for the specific purpose for which it is given.

8.8 A single or partial exercise of a right by a party does not preclude another or further exercise of that right or the exercise of another right.

8.9 Failure by a party to exercise or delay in exercising a right does not prevent its exercise or operate as a waiver.

Amendment

8.10 This Agreement may be amended only by a document signed by all parties.

Counterparts

8.11 This Agreement may be signed in counterparts and all counterparts taken together constitute one document.

Further assurances

8.12 Each party must, at its own expense, whenever requested by another party, promptly do or arrange for others to do everything reasonably necessary to give full effect to this Agreement and the transactions contemplated by this Agreement.

Assignment

8.13 A party must not transfer, assign, create an interest in or deal in any other way with any of its rights under this Agreement without the prior written consent of the other parties.

Entire agreement

8.14 This Agreement is the entire agreement of the parties about the subject matter of this Agreement and supersedes any representations, negotiations, arrangements, understandings or agreements and all other communications, other than the Shareholders Agreement relating to the Company.

Rights cumulative

8.15 The rights, remedies and powers of the parties under this Agreement are cumulative and not exclusive of any rights, remedies or powers provided to the parties by law.

Consents and Approvals

8.16 A party may give its approval or consent conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this Agreement expressly provides otherwise.

Jurisdiction

8.17 Each party irrevocably and unconditionally:

(a) submits to the non-exclusive jurisdiction of the courts of New South Wales; and

(b) waives any claim or objection based on absence of jurisdiction or inconvenient forum.

Governing Law

8.18 This Agreement is governed by the laws of New South Wales.

Execution

Executed as an agreement.

Signed sealed and delivered
by **James Matthews**

Signature of witness	Signature of James Matthews
Name of witness (please print)	

Signed sealed and delivered
by **AMI Australia Holdings Pty Limited**
In accordance with section 127 of the Corporations Act

Signature of director/secretary	Signature of director
	J. V Alfman
Name of director/secretary (please print)	Name of director (please print)

Annexure 1

Warranties

1 Corporate

Authority

1.1 The Vendor has full power and authority to enter into and perform this Agreement.

No conflict with other obligations

1.2 The entry into and performance of this Agreement does not breach:

(a) any material obligation of the Vendor;

(b) any law; or

(c) the Constitution of the Company.

Sale Shares

1.3 The Vendor is the legal and beneficial owner of the Sale Shares free of all Security Interests.

1.4 The Sale Shares are fully paid.

1.5 Upon Completion, the Purchaser will acquire a valid and marketable title to the Sale Shares.

1.6 The Sale Shares represent 50% of all of the issued shares of the Company.

Insolvency events

1.7 The Vendor has not had:

(a) a liquidator or provisional liquidator appointed;

(b) a receiver, receiver and manager, trustee, controller, official manager or similar officer appointed;

(c) an administrator appointed, whether under Part 5.3A of the Act or otherwise; or

(d) so far as the Vendor is aware an application made for the appointment of an administrator, liquidator or provisional liquidator;

over all or part of the business, assets or revenues of the Vendor and neither the Vendor nor its directors have passed a resolution for any such appointment.

1.8 So far as the Vendor is aware there has been no application made for the winding up of the Vendor.

1.9 No execution, distress or similar process has been levied on or against all or any part of the business, assets or revenues of the Vendor.

1.10 The Vendor has not :

(a) entered into or resolved to enter into any scheme of arrangement, composition, assignment for the benefit of, or other arrangement with its creditors or any class of creditors; or

(b) proposed or had proposed on its behalf a reorganisation, moratorium, deed of company arrangement or other administration involving one or more of its creditors, or its winding up or dissolution.

Statutory demands

1.11 The Vendor has not received any demand under section 459E of the Act , or been taken to have failed to comply with a statutory demand as a result of the operation of section 459F(1) of the Act.

1.12 The Vendor:

(a) is able to pay its debts as and when they fall due;

(b) is not insolvent or presumed to be insolvent under any law;

(c) is not insolvent under administration as defined in section 9 of the Act or has not taken any action which could result in that event;

(d) has not received a notice under sections 572 or 573 of the Act ; and

(e) has not been struck off the register of Companies or dissolved and there is no action proposed by the Australian Securities & Investments Commission to do so.